EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons can be found on the Form 4 filed herewith.

Name of Designated Filer: Nicholas S. Schorsch

Date of Event Requiring Statement: October 2, 2024

Issuer Name and Ticker or Trading Symbol: Global Net Lease, Inc. [GNL]

BELLEVUE CAPITAL PARTNERS, LLC

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson Title: General Counsel

MWM PIC, LLC

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson Title: Attorney-in-fact

MWM I, LLC

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson Title: Attorney-in-fact

AR CAPITAL, LLC

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson Title: Attorney-in-fact

American Realty Capital Global II Special LP LLC

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson Title: Attorney-in-fact

NICHOLAS S. SCHORSCH

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson Title: Attorney-in-fact